UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Form 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002

Registrant’s telephone number, including area code: (713) 652-0582

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 17, 2020, Oil States International, Inc. (the "Company") entered into an omnibus amendment (the "Credit Agreement Amendment") amending its Amended and Restated Credit Agreement with Wells Fargo Bank, N.A., as administrative agent for the lenders party thereto, and the lenders and other financial institutions from time to time party thereto. Total lender commitments under the Amended and Restated Credit Agreement (as amended by the Credit Agreement Amendment, the "Amended Credit Agreement") are reduced to $200 million in exchange for the suspension of the existing financial covenants from July 1, 2020 though March 30, 2021. The maturity date of the Amended Credit Agreement remains January 30, 2022.
During the financial covenant suspension period, borrowing availability under the amended revolving credit facility will be determined by a monthly borrowing base calculated as the sum of 70% of the consolidated net book value of eligible receivables and 20% of the consolidated net book value of eligible inventory (the "Borrowing Base"). Calculated availability will be further limited during the financial covenant suspension period to the lesser 85% of (i) the Borrowing Base or (ii) $200 million.
Additionally, the Amended Credit Agreement contains customary representations, warranties, covenants, terms and conditions for a facility of this type, including limitations on the accumulation of U.S. cash in excess of $45 million, incurrence of additional indebtedness and liens, the repayment of other indebtedness, the making of investments, the payment of dividends, the repurchase of shares of common stock and the sale of material amounts of assets.
Borrowings outstanding under the amended revolving credit facility will bear interest at LIBOR plus a margin of 2.50% to 3.75%, or at a base rate plus a margin of 1.50% to 2.75%, in each case based on a ratio of the Company's total net funded debt to consolidated EBITDA. The Company must also pay a quarterly commitment fee of 0.50%, based on unused commitments.
The foregoing description of the Amended Credit Agreement and the amended revolving credit facility is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to the Omnibus Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On June 17, 2020, the Company issued a press release announcing the entry into the Credit Agreement Amendment further described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Omnibus Amendment dated as of June 17, 2020, among the Company, Wells Fargo Bank, N.A., as administrative agent and the financial institutions party thereto.
99.1	Press Release dated June 17, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL STATES INTERNATIONAL, INC.
(Registrant)

Date:	June 17, 2020	By:	/s/ LLOYD A. HAJDIK
Lloyd A. Hajdik
Executive Vice President, Chief Financial Officer & Treasurer